Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies to the best of his or her knowledge that, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Tenable Holdings, Inc. for the fiscal quarter ended June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tenable Holdings, Inc.

Date:	August 2, 2023	By:	/s/ Amit Yoran
Amit Yoran
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date:	August 2, 2023	By:	/s/ Stephen A. Vintz
Stephen A. Vintz
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)